UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K
____________

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2015

INFOBLOX INC.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35507	20-0062867
(Commission File Number)	(IRS Employer Identification No.)

3111 Coronado Drive Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

(408) 986-4000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 3, 2015, Infoblox Inc. (the “Company”) entered into an accelerated stock buyback agreement (the “ASR Agreement”) with Goldman, Sachs & Co. (“GS”) to repurchase an aggregate of $50 million of the Company’s common stock. The ASR Agreement is part of the Company’s existing $100 million stock repurchase program, which the Company announced in November 2015. Under the terms of the ASR Agreement, the Company will make a $50 million payment to GS on December 8, 2015 and expects to receive from GS on the same day an initial delivery of approximately 2,192,982 shares. The total number of shares to be ultimately repurchased by the Company under the ASR Program will be based on the volume-weighted average price of the Company’s common stock during the term of the transaction, minus a discount and subject to potential adjustments pursuant to the terms of the ASR Agreement. At settlement, under certain circumstances, GS may be required to deliver additional shares of common stock to the Company, or under certain circumstances, the Company may be required to deliver shares of its common stock or to make a cash payment, at the Company’s election, to GS. The final settlement of the transactions under the ASR Agreement is scheduled to occur in April 2016, although the final settlement date may be accelerated at GS’ option after an initial fixed period.

The ASR Agreement contains customary terms for these types of transactions, including, but not limited to, provisions regarding the required timing of delivery of the shares, the specific circumstances under which adjustments may be made to the transaction, the specific circumstances under which the transaction may be terminated prior to its scheduled settlement date and various acknowledgements, representations and warranties made by the Company and GS to one another.

From time to time, GS and/or its affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company, as well as financial advisory services, for which they have received, or may receive, customary compensation, fees and expense reimbursement.

The foregoing description of the ASR Agreement does not purport to be complete and is qualified in its entirety by reference to the ASR Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit Title
10.1	Master Confirmation with Goldman, Sachs & Co., dated December 3, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INFOBLOX INC.

Date	December 3, 2015	By:	/s/ Remo Canessa
Remo Canessa
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Title
10.1	Master Confirmation with Goldman, Sachs & Co., dated December 3, 2015